Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 033-59285, 333-51847, 333-36308, 333-53120, 333-60560, 333-60612, 333-87728, 333-105107, 333-123879, 333-133736, 333-142845, 333-160137, and 333-204324) and S-3 (Nos. 333-206451 and 333-208332) of Motorola Solutions, Inc. of our report dated May 6, 2016 relating to the financial statements of Guardian Digital Communications Limited, which appears in this Current Report on Form 8-K of Motorola Solutions, Inc.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
May 6, 2016